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                                                                Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 59909) of our reports dated July 24, 1998 and June 8, 1998, on our audits of the financial statements and financial statement schedules of Conley, Canitano & Assoc., Inc. and Kelly-Levey & Associates, Inc. respectively. We also consent to the references to the firm under the captions "Experts" and "Selected Financial Data."




PricewaterhouseCoopers LLP
September 8, 1998